Exhibit 5.1

January 17, 2013

Red Mountain Resources, Inc.

2515 McKinney Avenue, Suite 900

Dallas, Texas 75201

Re:	Red Mountain Resources, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Red Mountain Resources, Inc., a Florida corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate aggregate amount of securities (the “Securities”) up to a proposed aggregate offering price of $150 million consisting of (a) shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), (b) shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), (c) the Company’s debt securities, in one or more series (the “Senior Debt Securities”), and the Company’s subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (d) the Company’s warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”) or (e) any combination of the foregoing, each such offering to be completed on the terms to be determined at the time of such offering. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined (i) a form of the Indenture for the Senior Debt Securities filed as Exhibit 4.3 to the Registration Statement to be entered into by the Company and a trustee to be named therein, the form and terms of any series of Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to such Indenture, (ii) a form of the Indenture for the Subordinated Debt Securities filed as Exhibit 4.4 to the Registration Statement to be entered into by the Company and a trustee to be named therein (together with the trustee referred to in (i), each a “Trustee”) (the indentures in (i) and (ii) are each referred to herein as an “Indenture”), the form and terms of any series of Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or a supplemental indenture to such Indenture and (iii) such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Red Mountain Resources, Inc.

January 17, 2013

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.	With respect to Securities constituting Debt Securities, when (a) the Company has taken all necessary action to establish the form and terms of such Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (b) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto with the terms of such Debt Securities, (c) the Trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Board of Directors of the Company or duly authorized committee thereof (the “Company Board”) or supplemental indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement or, if such Debt Securities are issuable upon exchange or conversion of Securities constituting Preferred Stock, the certificate of designations therefor, or if such Debt Securities are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement (defined below) therefor, against payment (or delivery) of the consideration therefor provided for therein, and (e) such Debt Securities have been duly authorized by all necessary corporate action on the part of the Company, then such Debt Securities will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

2.	With respect to Securities constituting Warrants, when (a) the Company has taken all necessary corporate action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters and (b) such Warrants have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Warrant Agreement and such authorization and approval related to such Warrants and the terms of the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, then such Warrants will be valid and binding obligations of the Company.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

Red Mountain Resources, Inc.

January 17, 2013

A. We have assumed that, in the case of each offering and sale of Securities that constitute Debt Securities or Warrants, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and, with respect to Securities that constitute Debt Securities, the Indenture will have been qualified under the TIA, and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Debt Securities are issuable (a) upon exchange or conversion of Securities constituting Preferred Stock, or (b) upon exercise of Securities constituting Warrants, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto; (v) at the time of the issuance of such Securities, the Company (a) will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation and (b) will have the necessary corporate power and due authorization; (vi) the terms of such Debt Securities or Warrants and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the certificate of incorporation and bylaws or other organizational documents of the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and, with respect to Securities constituting Debt Securities, in conformity with the applicable Indenture and the applicable resolution of the Company Board or supplemental indenture relating to such Debt Securities; (vii) if such Debt Securities are issuable upon exchange or conversion of Preferred Stock, (a) the Company will have taken all necessary action to authorize and approve the issuance of such Preferred Stock, the terms of offering thereof and related matters, (b) the Company Board will have taken all necessary corporate action to designate and establish the terms of such Preferred Stock and has caused a certificate of designation with respect to such Preferred Stock to be prepared and filed with the Secretary of State of the State of Florida, and (c) such Preferred Stock will have been duly issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable Indenture therefor, or if such Preferred Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, or if such Preferred Stock is issuable pursuant to the Company’s stock purchase contracts to purchase Preferred Stock, the applicable stock purchase contract agreement relating to such stock purchase contracts therefor, against payment (or delivery) of the consideration therefor provided for therein, (viii) with respect Securities that constitute Warrants or that constitute Debt Securities issuable upon exercise of Warrants, (a) the Company will have taken all necessary action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters, (b) such Warrants will have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable resolution of the Company Board relating to such Warrants and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein and (c) a warrant agreement (the “Warrant Agreement”) relating to such Warrants and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as warrant agent; (ix) if such Debt Securities or Warrants are exchangeable for or convertible into Securities constituting Common Stock or Preferred Stock, the Company will have then taken all necessary action to authorize and approve the issuance of such Common Stock or Preferred Stock upon exchange or conversion of such Debt Securities (including, in the case of Preferred Stock, the preparation and filing of a certificate of designation respecting such Preferred Stock with the Secretary of State of the State of Florida), the terms of such exchange or conversion and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such exchange or conversion; and (x) with respect to Securities that constitute Debt Securities, (a) the officers’ certificate or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against the Company and (b) the Indenture will constitute the legal, valid and binding obligation of each party thereto other than the Company, enforceable against such party in accordance with its terms.

Red Mountain Resources, Inc.

January 17, 2013

B. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of the State of New York and the State of Texas.

C. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

Red Mountain Resources, Inc.

January 17, 2013

D. This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.